AMENDMENT TO THE STOCK PURCHASE AND SALE AGREEMENT
               BY AND AMONG CAMBEX CORPORATION, SUPER PC MEMORY, INC.,
                   SON T. PHAM, SIMON LE AND RICHARD G. SCHAEFER


	This Amendment, dated as of the 29th day of July, 2002 (the "Amendment"), is made to the Stock Purchase and Sale Agreement, dated as of January 31, 2002 (the "Agreement"), by and among Cambex Corporation, a Massachusetts corporation (the "Buyer"), Super PC Memory, Inc., a California corporation (the "Company"), Son T. Pham, Simon Le and Richard G. Schaefer, (each individually a "Seller" and collectively, the "Sellers").

	WHEREAS the parties to this Amendment entered into the Agreement as of January 31, 2002 and closed on the transactions contemplated in the Agreement as of March 12, 2002;

	WHEREAS the parties to the Agreement desire to amend certain provisions thereof and to memorialize such changes in this Amendment; and

	WHEREAS Section 10.03 of the Agreement provides that the Agreement may be amended by written agreement executed by all of the parties to the Agreement.

	NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.	To amend the Agreement as follows:

(a) SECTION 1.02 Purchase Price.

Section 1.02 is deleted in its entirety and replaced with the following:

		SECTION 1.02 Purchase Price. The total consideration to be delivered to the Sellers, collectively, in exchange for the Shares (the "Purchase Price") is 840,000 shares of unregistered common stock, par value $0.01 per share (the "Common Stock") of the Buyer (the "Cambex Shares"). The Purchase Price will be paid to the Sellers, with each Seller being provided with his pro rata share of the Purchase Price based on his ownership interest in the Company.

(b) SECTION 1.03 Purchase Price Adjustments.

Section 1.03 is deleted in its entirety and replaced with the following:

SECTION 1.03 Net Assets on the Closing Date. Within 60 days of Closing, Sellers shall deliver to Buyer an audited balance sheet of the Company as of the Closing Date prepared by Weinberg & Co., S.E.C. qualified accountants (the "Closing Date Balance Sheet"), prepared in accordance with generally

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accepted accounting principles, prepared on a basis consistent with the preparation of the Balance Sheet (as defined in Section 2.08 hereof). The Purchase Price to be paid by Buyer to Sellers for the Shares is premised upon the Company having total assets minus liabilities ("Net Assets") as of the Closing Date of at least Two Million One Hundred Thousand Dollars ($2,100,000.00) (the "Minimum Net Asset Amount") as set forth on the Company's Closing Date Balance Sheet. For purposes of this determination, Net Assets shall be the sum of all current assets plus other assets all as set forth in the Closing Date Balance Sheet, reduced by the amount of all current liabilities and long term liabilities as set forth in the Closing Date Balance Sheet. In the event that the Company does not have Net Assets on the Closing Date of at least the Minimum Net Asset Amount, then Buyer shall have the right to reduce the monies, including accrued interest, owing to the officers of the Company pursuant to the "Loan to Officers" referred to on the Closing Date Balance Sheet (the "Officers' Loan") by the difference between the Minimum Net Asset Amount and the Net Assets (such difference, the "Net Asset Shortfall"). Son T. Pham, who is the sole creditor under the Officers' Loan, hereby agrees to any such reduction in the principal payments and any accrued interest owing to him in connection with the Officers' Loan in accordance with the terms of this Section 1.03. If the Net Asset Shortfall exceeds the amount of the Officers' Loan, plus accrued interest on the Officers' Loan, then the Officers' Loan and any accrued interest on the Officers' Loan will be offset in its entirety. The terms of this Section
1.03 shall survive the Closing.

(c) SECTION 1.04 Closing.

Subsection 1.04(B)(iv) is deleted in its entirety. The Security Agreement attached as Exhibit 1.04B is deleted in its entirety. The Pledge Agreements attached as Exhibit 1.04C are deleted in their entirety. The Escrow Agreements attached as Exhibit 1.04D are deleted in their entirety.

(d) SECTION 2.08 Financial Statements.

The reference in lines 5 and 6 to "Section 1.03(b)" is deleted and replaced with the words "Section 1.03".

(e) SECTION 5.12 No Merger.

Section 5.12 is deleted in its entirety.

(f) EXHIBIT 1.02 is deleted in its entirety.

2.	Except as otherwise expressly provided herein, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

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3.	This Amendment may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

4.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

5.	Except as specifically provided herein, nothing in this Amendment shall be deemed a waiver of any of the rights or obligations of the parties under the Agreement.


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IN WITNESS WHEREOF, the Buyer and the Company have caused this Amendment to be executed by their authorized representatives, and the Sellers have executed this Amendment, as of the day and year first above written.

						THE BUYER:

ATTEST:					CAMBEX CORPORATION


/s/Lois P. Lehberger                   /s/ Joseph F. Kruy
						By:     Joseph F. Kruy
						Its:      President

						THE COMPANY:

ATTEST:					SUPER PC MEMORY, INC. .


/s/ Lois P. Lehberger                   /s/ Joseph F. Kruuy
						By:  Joseph F. Kruy
						Its: President

						THE SELLERS

                                    /s/Son T. Pham
						SON T. PHAM


                                    /s/ Simon Le
						SIMON LE


                                    /s/ Richard G. Schaefer
						RICHARD G. SCHAEFER